GUARANTY

GUARANTY, effective as of November 29, 2006, by Bio Solutions Production, Inc., a Nevada corporation (“BSP”) and Bio Extraction Services, Inc., a New York corporation (“BESI”, and together with BSP, collectively, the “Guarantors”), in favor of each of the parties set forth on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, pursuant to the Loan Agreement dated the date hereof between Bio Solutions Manufacturing, Inc., a New York corporation (“BSLM” or the “Company”) and the Investors, (i) the Investors have agreed to amend and restate certain obligations relating to advances previously made by the Investors on behalf of BSLM (the “Amended Notes”) and (ii) the Investors have agreed from time to time to loan to BSLM certain principal amounts (collectively, the “Loans”), which shall be evidenced by a secured convertible promissory note (the “Note”, together with the Amended Notes, the “Notes”). The principal amount outstanding and interest payable under the Notes is convertible into shares of BSLM’s common stock, $0.001 par value (the “Common Stock”). In connection with the transactions contemplated by the Loan Agreement, BSLM and the Investors have entered into the Loan Agreement, dated the date hereof (the “Loan Agreement”); and

WHEREAS, the Guarantors expect to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Investors pursuant to the Loan Agreement and the other Transaction Documents (which benefits are hereby acknowledged);

WHEREAS, the Company and the Guarantors are members of a group of related corporations, the success of any one of which is dependent, in part, on the success of the other members of such group;

WHEREAS, it is a condition precedent to the Investors’ making any additional loans or otherwise extending credit to the Company under the Loan Agreement that the Guarantors execute and deliver to the Investors a guaranty substantially in the form hereof; and

WHEREAS, the Guarantors wish to guaranty the Company’s obligations to the Investors under or in respect of the Obligations, as provided herein;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors hereby agree with the Investors as follows:

1.  Definitions. The terms “Transaction Documents” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement.

2.  Guaranty of Payment and Performance. The Guarantors hereby jointly and severally guarantee to the Investors the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the obligations under the Notes, the Loan Agreement, and the Transaction Documents (collectively, the “Obligations”), including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional, and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Investor first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Investors, become immediately due and payable to the Investors, without demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors hereunder may be required by the Investors on any number of occasions. All payments by the Guarantors hereunder shall be made to the Investors, in the manner and at the place of payment specified therefor in the Loan Agreement, for the account of the Investors.

3.  Guarantors’ Agreement to Pay Enforcement Costs, etc. The Guarantors further agree, as the principal obligors and not as a guarantor only, to pay to the Investors, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by any Investor in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Transaction Documents, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4.  Waivers by Guarantors; Investor’s Freedom to Act. The Guarantors agree that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Investor with respect thereto. The Guarantors waive promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Investor to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which any Investor may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which any Investor might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of either Guarantor or otherwise operate as a release or discharge of any such Guarantor, all of which may be done without notice to any such Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent any Investor from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against either Guarantor before or after such Investor’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by any Investor.

5.  Unenforceability of Obligations Against Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company’s insolvency, bankruptcy, or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

6.  Subrogation; Subordination.

6.1.  Waiver of Rights Against Company. Until the final payment and performance in full of all of the Obligations, the Guarantors shall not exercise and hereby waive any rights against the Company arising as a result of payment by the Guarantors hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any Investor in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; neither Guarantor will claim any setoff, recoupment, or counterclaim against the Company in respect of any liability of either Guarantor to the Company; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by any Investor.

6.2.  Subordination. The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to either Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, neither Guarantor will demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, either Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by either Guarantor as trustee for the Investors and be paid over to the Investors, on account of the Obligations without affecting in any manner the liability of either Guarantor under the other provisions of this Guaranty.

6.3.  Provisions Supplemental. The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Investors under any separate subordination agreement which the Investors may at any time and from time to time enter into with any Guarantor for the benefit of the Investors.

7.  Security; Setoff. Each Guarantor grants to each of the Investors, as security for the full and punctual payment and performance of all of each Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by such Investor and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from such Investor to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Investors is hereby authorized at any time and from time to time, without notice to either Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not such Investor shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

8.  Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Investors, do all such things and execute all such documents as the Investors may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Investors hereunder. Each Guarantor acknowledges and confirms that it has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that each Guarantor will look to the Company and not to any Investor in order for such Guarantor to keep adequately informed of changes in the Company’s financial condition.

9.  Termination; Reinstatement. This Guaranty shall remain in full force and effect until the Investors are given written notice of the either Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Investors at the address of the Investors for notices set forth in the Loan Agreement. No such notice shall affect any rights of any Investor hereunder, including without limitation the rights set forth in Sections 4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by any Investor upon the insolvency, bankruptcy, or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

10. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Investors and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Investor may assign or otherwise transfer the Transaction Document to which it is a party or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Investor herein, all in accordance with the terms and conditions set forth in the Transaction Documents. Neither Guarantor may assign any of its obligations hereunder.

11.  Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by either Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Investors. No failure on the part of any Investor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12.  Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantors, at the address set forth beneath their respective signatures hereto, and if to the Investors, at the address for notices set forth in the Loan Agreement, or at such address as either party may designate in writing to the other.

13.  Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Guarantors each agree that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon either Guarantor by mail at the address specified by reference in Section 12. Each Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

14.  Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Guarantor hereby waives any right which each may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor (i) certifies that no Investor nor any representative, agent or attorney of any Investor has represented, expressly or otherwise, that any Investor would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Loan Agreement and the other Transaction Documents to which any Investor is a party, the Investors are relying upon, among other things, the waivers and certifications contained in this Section 14.

15.  Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

16.  Contribution. To the extent the Guarantors make a payment hereunder in excess of the aggregate amount of the benefit received by any such Guarantor in respect of the extensions of credit under the Loan Agreement or any Transaction Document (the “Benefit Amount”), then the Guarantors, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other guarantor of the Obligations such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other guarantor to the total Benefit Amount received by all guarantors of the Obligations, and the right to such recovery shall be deemed to be an asset and property of the Guarantors so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Obligations.

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.

BIO SOLUTIONS PRODUCTION, INC.

By:/s/ David S. Bennett
Name: David S. Bennett
Title: President

BIO EXTRACTION SERVICES, INC.

By:/s/ David S. Bennett
Name: David S. Bennett
Title: President